     As filed with the Securities and Exchange Commission on
August 11, 1998
                                      Registration No. 333-_____
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
             _______________________________________
                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
             _______________________________________

                      FIRSTFED BANCORP, INC.
      ------------------------------------------------------
      (Exact name of Registrant as Specified in Its Charter)

           Delaware                              63-1048648
-------------------------------             -------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

                      1630 Fourth Avenue, North
                    Bessemer, Alabama  35020-5711
                            (205) 428-8472
               ----------------------------------------
               (Address of Principal Executive Offices)

                        FirstFed Bancorp, Inc.
          1995 Stock Option and Incentive Plan As Amended
          -----------------------------------------------
                       (Full Title of the Plan)

                          B.K. Goodwin, III
                Chief Executive Officer and President
                        FirstFed Bancorp, Inc.
                      1630 Fourth Avenue, North
                    Bessemer, Alabama  35020-5711
               ---------------------------------------
               (Name and Address of Agent For Service)

                            (205) 428-8472
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  (Telephone number, including area code, of agent for service)

                              Copies to:
                       J. Mark Poerio, Esquire
                 Housley Kantarian & Bronstein, P.C.
                  1220 19th Street, N.W., Suite 700
                        Washington, D.C. 20036
                            (202) 822-9611

                   CALCULATION OF REGISTRATION FEE

==============================================================================
   Title of                         Proposed Maximum       Proposed Maximum         Amount of
 of Securities      Amount to be      Offering Price       Aggregate Offering      Registration
to be registered     Registered         Per Share                Price                 Fee
-------------------------------------------------------------------------------------------------
 Common Stock,
$.01 par value       24,000 (1)            (2)                    (2)                $83.30
=============================================================================

(1) Maximum number of additional shares issuable under the 1998 Amendment to the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan, adjusted to reflect a 2-for-1 stock split declared on August 10, 1998, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee has been calculated as the sum of
    (i) $207,000 for 18,000 shares that have been offered through awards of restricted stock valued at $11.50 per share on the date of award, and
    (ii) $75,360 for 6,000 shares whose offering price is not known and therefore which have been valued at $12.56 per share in accordance with Rule 457(c) on the basis of the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq Small Cap Market on August 4, 1998. Therefore, the total amount of the offering being registered is $282,360.

     This new registration statement on Form S-8 registers 24,000 additional shares of common stock of the registrant as a supplement to the registrant's existing registration statement on Form S-8, Commission File No. 333-09065, which registered 120,000 shares of such stock, as adjusted to reflect 2-for-1 stock splits declared on April 16, 1997 and on August 10, 1998. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of that registration statement.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bessemer, State of Alabama, on August 10, 1998.

                                FIRSTFED BANCORP, INC.

                            By: /s/ B. K. Goodwin, III
                                ________________________________
                                B. K. Goodwin, III
                                President and Chief Executive
                                 Officer
                                (Duly Authorized Representative)

                        POWER OF ATTORNEY

    We, the undersigned Directors of FirstFed Bancorp, Inc. hereby severally constitute and appoint B. K. Goodwin, III, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said B. K. Goodwin may deem necessary or advisable to enable FirstFed Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of FirstFed Bancorp common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said B. K. Goodwin, III shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                    Date
----------                    -----                    ----
By:/s/ B. K. Goodwin, III    President, Chief
   ----------------------    Executive Officer, and
   B.K. Goodwin, III         Chairman of the Board     August 10, 1998

By:/s/ Lynn J. Joyce         Vice President,
   ----------------------    Secretary and Treasurer   August 10, 1998
   Lynn J. Joyce

By:/s/ Fred T. Blair         Director                  August 10, 1998
   ----------------------
   Fred T. Blair

By:/s/ A. W. Kuhn            Director                  August 10, 1998
   ----------------------
   A. W. Kuhn

By:/s/ James B. Koikos       Director                  August 10, 1998
   ----------------------
   James B. Koikos

By:/s/ Malcolm E. Lewis     Director                   August 10, 1998
   ----------------------
   Malcolm E. Lewis

By:/s/ E. H. Moore, Jr.     Director                   August 10, 1998
   ----------------------
   E. H. Moore, Jr.

By:/s/ James E. Mulkin      Director                   August 10, 1998
   ----------------------
   James E. Mulkin

By:/s/ Robert E. Paden      Director                   August 10, 1998
   ----------------------
   Robert E. Paden

By:/s/ Larry Russell        Director                   August 10, 1998
   ----------------------
   G. Larry Russell
/TABLE

                        INDEX TO EXHIBITS

Exhibit   Description
-------   -----------

5 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

23.1      Consent of Housley Kantarian & Bronstein, P.C.
          (appears in their opinion filed as Exhibit 5)

23.2      Consent of Arthur Andersen LLP

99.1      FirstFed Bancorp, Inc. 1995 Stock Option and Incentive
          Plan as Amended

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-09065).

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-09065).

99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (incorporated by reference to Exhibit
          99.4 to the Company's Registration Statement on Form S-8 (File No. 333-09065).